UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 1500
Atlanta,	Georgia	30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	404	978-6400
____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	PHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 1, 2025, the Board of Directors of PulteGroup, Inc. (the “Company”) adopted Amended and Restated By-Laws, effective the same date. The primary purposes of the amendment and restatement, among other things, are to:

•Delete Article IX, which imposed certain restrictions on transfers of certain of the Company’s securities intended to prevent an “ownership change” within the meaning of Section 382 of the Internal Revenue Code that could substantially reduce the Company’s ability to utilize net operating losses and other tax attributes to offset the Company’s future taxable income or income tax;
•Update certain procedural and information requirements for shareholders to (i) submit director nominations and shareholder proposals, (ii) request a special meeting of shareholders and (iii) act by written consent;
•Update provisions regarding the number and eligibility of directors;
•Clarify certain notice requirements; and
•Make other clarifying and conforming changes.

The foregoing description of the Amended and Restated By-Laws is not complete and is qualified in its entirety by reference to the Amended and Restated By-Laws filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on April 30, 2025. A total of 180,033,539 of the Company’s outstanding common shares were present or represented by proxy at the Annual Meeting. The matters submitted to a vote by the Company’s shareholders and the voting results of such matters are as follows:

Proposal 1 - Election of Directors

All ten of the directors nominated by the Company’s Board of Directors to serve as directors of the Company were elected by the Company’s shareholders, each to serve for a term which expires at our 2026 annual meeting of shareholders, and each to hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, retirement, disqualification or removal, by the votes set forth below.

Director Nominee	Voted For	Against	Abstain	Broker Non-Votes
Kristen Actis-Grande	164,670,940	887,814	134,026	14,340,759
Brian P. Anderson	155,758,571	9,849,044	85,165	14,340,759
Bryce Blair	144,758,903	20,848,785	85,092	14,340,759
Thomas J. Folliard	153,958,887	11,209,952	523,941	14,340,759
Cheryl W. Grisé	156,285,465	9,162,272	245,043	14,340,759
André J. Hawaux	158,179,286	7,429,202	84,292	14,340,759
Ryan R. Marshall	162,822,547	1,923,416	946,817	14,340,759
John R. Peshkin	164,531,778	1,075,482	85,520	14,340,759
Scott F. Powers	161,280,169	4,280,720	131,891	14,340,759
Lila Snyder	165,454,730	154,239	83,811	14,340,759

Proposal 2 - Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2025

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025 was ratified by the Company’s shareholders by the votes set forth below.

Voted For	Voted Against	Abstain
166,308,607	13,653,613	71,319

Proposal 3 - Say-on-Pay: Advisory Vote to Approve Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
152,970,945	12,384,799	337,036	14,340,759

Proposal 4 - Shareholder Proposal on Amendment to Clawback Policy on Unearned Incentive Pay

The Company’s shareholders did not approve a shareholder proposal to amend the Company's clawback policy on unearned incentive pay by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
8,490,755	156,444,996	757,029	14,340,759

Proposal 5 - Shareholder Proposal on Adoption of Paris-Aligned Emission Reduction Goals
The Company's shareholders did not approve a shareholder proposal to adopt Paris-aligned emission reduction goals by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
39,006,430	124,655,123	2,031,227	14,340,759

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1 Amended and Restated By-Laws of PulteGroup, Inc.

104 Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 6, 2025	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel and Corporate Secretary